EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-150239 on Form S-3 and Registration Statement No. 333-156084 on Form S-8 of our report dated April 29, 2009, relating to the Balance Sheet of Genesis Energy, LLC, appearing in this Current Report on Form 8-K of Genesis Energy, L.P.

/s/  Deloitte & Touche LLP

Houston, Texas

April 29, 2009